U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                               FORM 8-K

                              CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

   Date of Report (date of earliest event reported): July 25, 2006

                           UNITED ECOENERGY CORP.
           (Exact Name of Registrant as Specified in Its Charter)

   Nevada                        814-00717                       84-1517723
(State or Other Jurisdiction (Commission File Number)         I.R.S. Employer
of Incorporation) 							Identification No.)

    409 Brevard Avenue, Suite 7, Cocoa, Florida                 32922
      (Address of principal executive offices)               (Zip Code)

                               (321)-433-1136
                         (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[  ]	Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

















SECTION  8  OTHER EVENTS

Item 8.01   Other Events.

The Company has engaged Lempert Brothers International USA, New York, NY to act as its consultant, financial advisor, banker and agent in connection with the placement by the Company of an equity financing of common and /or preferred stock in a total amount of not less than $10 million. The Company and Lempert Brothers are engaged in appropriate due diligence in preparation for the offering, the terms of which have not yet been settled.

The Company also has entered into a Letter of Intent with Alternative Fuels, LLC of Brewton, Alabama to undertake the site location, construction, operation and management of five ethanol production plants in the United States, using the proprietary technology developed and licensed by Woodland Chemical Systems, Inc. of Toronto, Canada. The letter of intent is subject to various conditions, including arranging by the Company of the funding for the five facilities.

The Company entered into two Letters of Intent with Northern Alternative Energy to acquire the Averill Wind Farm for $15 million plus the assumption of certain related debt, and to acquire the interest of Northern Alternative Energy in Lakota Ridge, LLC, Shaokatan Hills, LLC and CHI Minnesota Wind, LLC, including all real estate and wind generation equipment, for a total purchase price of $6.4 million, including the assumption of approximately $3.3 million in debt.

SECTION  9.    FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)     Financial  Statements.
             ----------------------

     None.

     (b)     Exhibits.

     None

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Date: July 27, 2006

                            UNITED ECOENERGY CORP.



                            By /s/ Robert Hipple
                              --------------------------------
                                Robert Hipple
                                Chief Financial Officer